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                               EMPLOYMENT CONTRACT

         This AGREEMENT is made effective as of this thirty-first day of January, 1998 by and between THE YARDVILLE NATIONAL BANCORP (the "Holding Company"), a corporation organized under the laws of the State of New Jersey, and Stephen F. Carman (the "Officer").

                                    RECITALS

         WHEREAS, the Holding Company desires to employ and retain the services of the Officer for the period provided in this Agreement; and

         WHEREAS, Officer is willing to serve in the employ of the Bank on a full-time basis for said period;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereto agree as follows:

1. POSITION AND RESPONSIBILITIES

         During the period of his employment hereunder, the Officer shall serve as Executive Vice President and Chief Financial Officer of The Yardville National Bank (the "Bank") reporting to the President of The Bank.

2. TERMS AND DUTIES

         (a) The period of the Officer's employment agreement shall commence as of January 31, 1998, and shall continue for a period of twenty-four (24) full calendar months thereafter unless terminated by the Bank on account of death, disability or cause (as herein defined). This Agreement is subject to approval, for continuation, by the President/Chief Executive Officer and the Board of Directors of the Yardville National Bancorp, at the conclusion of each contract period. Renewals shall be on the same terms and conditions as set forth herein, except for such modification of compensation and benefits as may hereafter be agreed upon between the parties hereto from time to time.

         (b) During the period of employment, the Officer shall devote full time and attention to such employment and shall perform such duties as are customarily and appropriately vested in the Executive Vice President and Chief Financial Officer of a commercial bank.


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3.    DEFINITIONS

      For purposes of the Agreement,

      (a) "Cause" means any of the following:

           (i) the willful commission of an act that causes that probably will cause substantial economic damage to the Bank or substantial injury to the Bank's business reputation; or,

           (ii) the commission of an act of fraud in the performance of the Officer's duties; or

           (iii) a continuing willful failure to perform the duties of the Officer's position with the Bank; or

           (iv) the order of a bank regulatory agency or court requiring the termination of the Officer's employment.

      (b) "Change in Control" means any of the following:

           (i) the acquisition by any person or group acting in the concert of beneficial ownership of forty percent (40%) or more of any class equity security of the Bank or the Bank's Holding Company, or

          (ii) the approval by the Board, and appropriate regulatory authorities of the sale of all or substantially all of the assets of the bank or Holding Company, or

         (iii) the approval by the Board and appropriate regulatory authorities of any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of an event described in clause (i) or
                 (ii) above.

      (c) "Disability" means a mental or physical illness or condition rendering the Officer incapable of performing his normal duties for the Bank.

      (d) "Willfulness" means an act or failure to act done not in good faith and without reasonable belief that the action or omission was in the best interest of the Bank.


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4. COMPENSATION AND REIMBURSEMENT

         (a) During the period of employment the Bank shall pay the Officer an annual salary of not less than $100,000.00, and an annual salary of not less than $110,000.00 in the second year of the contract period; which salary shall be paid in bi-weekly installments. Such salary shall be reviewed by the board or a duly appointed committee thereof at least annually and any adjustments in the amount of salary or said review shall be fixed by the Board from time to time.

         (b) The Executive shall be entitled to participate in or receive benefits under any retirement plan, pension plan, medical coverage or any other employee benefit plan or prerequisite arrangement currently available or which may hereafter be adopted by the Bank for its senior executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Nothing paid to the Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which the executive is entitled under this agreement.

      (c) The executive shall be provided by the Bank with an automobile for his individual use.

      (d)      In addition to the salary provided for under Section 4:

               (a) the Bank shall pay for all reasonable travel and other reasonable expenses incurred by the Executive in performing his obligations under this Agreement.

     STOCK OPTIONS

         (a) the Bank agrees to grant to the Executive the right, privilege, and option to purchase 5,000 shares of its common stock of the bank Holding Company (at the private placement price of $16.00 (subject to shares becoming available through existing or additional approvals by shareholders) subject to the terms and conditions of the Holding Company's 1988 Stock Option Plan (the "Plan"). It is the intention of this Agreement that the Executive be granted options that will not be subject to state or federal income taxes when they are exercised, but rather only when the resultant stock is sold, assuming that such date of sale is at least two years after the date such options were granted one year after the date such stock was acquired by the executive. it is understood that the Holding Company will receive no tax benefits or tax deduction in connection with these options.





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         (b) the options as to the 4,700 shares may be exercised by the
Executive at any time during a period commencing with the vesting date of such options and ending three (3) years after the option grant date, except to the extent that said time period may be decreased in accordance with the provisions contained in Subsection 5(c), 5(f) and

 The options shall vest in accordance with the following schedule:

      Number of Options                Vesting Date
      -----------------                ------------

           1570                        November 25, 1993
           1570                        November 25, 1994
           1560                        November 25, 1995

         The rights to exercise shall be cumulative, and any option exercised in a prior year may be exercised in a subsequent year throughout the ten year option period.

         (c) In connection with any proposed sale or conveyance of all or substantially all of the assets of the Bank or Holding Company or recently accomplished Change in Control of the Holding Company, the vesting schedule of all options granted hereunder to the Executive shall accelerate and 100% of all options shall immediately vest to the Executive.

         (d) If and to the extent that the number of issued shares of common stock of the Holding Company shall be increased or reduced by any change in the par value, split-stock, or the like, the number of shares proportionately adjusted. If the Holding Company is reorganized, consolidated or merged with another corporation in the same proportion and at an equivalent price and subject to the same conditions. For the purposes of the preceding sentence, the excess of the aggregate fair market value of all shares subject to the option immediately after the reorganization, consolidation or merger over the aggregate option price of such shares, and a new option or assumption of the old option shall not give the Executive additional benefits which he did not have under the old option.

         (e) The options granted hereunder are transferable by the Executive.


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5. TERMINATION FOR CAUSE

         (a) The Officer shall not have the right to receive compensation or other benefits provided hereunder for any period after termination for Cause, except to the extent that the Officer may be legally entitled to participate by virtue of COBRA or any other State or Federal Law concerning employee rights to benefits upon termination.


6. TERMINATION BY THE OFFICER

         (a) In the event of the Officer's voluntary termination, the Officer shall not have the right to receive compensation or benefits as provided hereunder after such date of termination, except to the extent that the Officer may be legally entitled to participate by virtue of COBRA or any other State or Federal Law concerning employee rights to benefits upon termination.


7. CHANGE OF CONTROL

         (a) In the event that within three (3) years after a Change in Control (as herein defined), the officer's employment is terminated by the Bank, other than for death, disability or cause, the Officer shall be entitled to receive two year's salary at the annual salary currently being paid, which payment shall be made in lump sum promptly after the occurrence of such termination.

         (b) The Officer will have the option within six (6) months after a Change in Control (as herein defined), to elect to resign his position. If the officer's voluntary departure is for other than death, disability or cause the Executive shall be entitled to receive two (2) years salary at the annual salary currently being paid, which payment shall be made in a lump sum promptly after the occurrence of such voluntary resignation.

8. TERMINATION UPON DISABILITY

         (a) in the event that the Officer experiences a Disability during the period of his employment, his salary shall continue at the same rate as was in effect on the date of the occurrence of such Disability, reduced by any concurrent disability benefit payments provided under disability insurance maintained by the Bank. If such Disability continues for a period of six (6) consecutive months, the Bank at its option may thereafter, upon written notice to the Officer or his personal representative, terminate the Officer's employment with no further notice.


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9. GOVERNING LAW

         This Agreement and other obligations of the parties hereto shall be interpreted, construed and enforced in accordance with the laws of the State of New Jersey.


10. ENTIRE AGREEMENT

         This instrument contains the entire agreement of the parties. It may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change modification, extension or discharge is sought.

         IN WITNESS WHEREOF, the parties have hereto executed this Agreement on the 31st day of January, 1998.


ATTEST:                              Yardville National Bancorp


 /s/ Kathleen A. Fone                 /s/ Patrick M. Ryan
--------------------------           ----------------------------------
                                          Patrick M. Ryan
                                          President/CEO


WITNESS

                                     /s/ Stephen F. Carman
-------------------------            ----------------------------------
                                         Stephen F. Carman
                                         Executive Vice President
                                         Chief Financial officer